Exhibit 99.1

NewAge, Inc. Delays Fourth Quarter and Full Year 2021 Financial Results Conference Call

SALT LAKE CITY, March 15, 2022 – NewAge, Inc. (Nasdaq: NBEV), a direct selling company with a primary focus on healthy products, today announced its fourth quarter and full year 2021 earnings release and conference call will be rescheduled to allow additional time to complete its Annual Report on Form 10-K. The Company will be filing a Form 12b-25, Notification of Late Filing, on March 16, 2022, which will provide the Company with a 15-day extension to file its Form 10-K. The Company expects to report financial results for the quarter and full year ended December 31, 2021, on or before March 31, 2022, the expiration date of the extension period. Updated conference call details will be provided in a subsequent announcement.

About NewAge, Inc.

NewAge is a purpose-driven company dedicated to inspiring the planet to Live Healthy™. NewAge commercializes a portfolio of healthy products worldwide primarily through a direct selling route to market distribution system across more than 50 countries. The company competes in three major category platforms including health and wellness, inner and outer beauty, and nutritional performance and weight management — through a network of exclusive independent Brand Partners, empowered with the leading social selling tools and technology available worldwide. More information on the Company can be found at NewAgeGroup.com.

Contact:

Investors

NewAge, Inc.

Lisa Mueller

VP, Investor Relations

ir@newage.com